 Exhibit 99.1

For Immediate Release

Company Contact:

Arthur Spector
Chairman and Chief Executive Officer
Millstream II Acquisition Corporation
610-293-2511

MILLSTREAM II ACQUISITION CORPORATION AND SPECIALTY SURFACES INTERNATIONAL, INC. AMEND MERGER AGREEMENT AND SET RECORD DATE FOR SPECIAL STOCKHOLDERS MEETING

Wayne, PA --- Millstream II Acquisition Corporation (OTCBB: MSMA, MSMAW and MSMAU) (“Millstream II”), a special purpose acquisition company, announced today that its merger agreement with privately held Specialty Surfaces International, Inc., which includes Empire & Associates, Inc., d/b/a Sprinturf (“Sprinturf”), has been amended to increase the post-merger stock ownership percentage of Millstream II’s present public stockholders in the combined company. Additionally, Millstream II set November 27, 2006 as the record date for which stockholders are entitled to vote on the proposed merger at the Millstream II special meeting. The date for the special meeting has not been set. This amendment to the merger agreement and other information relating to Millstream II’s proposed merger with Sprinturf are contained in Millstream II’s 8-K, which was filed with the Securities and Exchange Commission on November 16, 2006.

Pursuant to the amendment, Sprinturf’s sole shareholder has agreed to reduce the consideration she would receive in the transaction from 4,166,667 shares of the common stock of Millstream II and cash consideration of $10,000,000 at closing to 1,500,000 shares of the common stock of Millstream II and $8,000,000 at closing. In addition, Sprinturf’s sole shareholder will no longer be eligible to receive the additional cash consideration of up to $2,000,000, which she would have been entitled to under the original terms of the merger agreement, if the closing price of the Millstream II common stock was below $6.00 per share at closing. Sprinturf’s shareholder will be entitled to a receive an earnout of no more than $2,000,000 and 2,000,000 shares of common stock of Millstream II based on Sprinturf achieving certain minimum financial targets for the fiscal years ending December 31, 2007 and 2008. Sprinturf’s sole shareholder will begin to earn the additional consideration if operating income plus depreciation and amortization and minus adjustments for certain additional items (“Adjusted EBITDA”) is at least $4,600,000 for the fiscal year ending December 31, 2007. Sprinturf’s sole shareholder will earn the additional consideration ratably between $4,600,000 and $6,000,000 of Adjusted EBITDA. If Sprinturf’s sole shareholder does not earn all the earnout consideration in 2007, she can earn the unearned amount of consideration in the fiscal year ending December 31, 2008 if Adjusted EBITDA is in excess of $6,500,000. Sprinturf’s sole shareholder will earn the additional consideration ratably from $6,500,000 and $8,500,000 in Adjusted EBITDA. Amounts earned by Sprinturf sole shareholder will first be paid in cash up to a maximum of $2,000,000, with the remainder of the earnout paid in common stock of Millstream II up to a maximum of 2,000,000 shares. Spirnturf’s sole stockholder continues to have the right to receive an amount of additional cash equal to 2% of the increase in Sprinturf’s annual net sales for the fiscal years ended December 31, 2007, 2008 and 2009 over Sprinturf’s net sales for the immediately preceding fiscal year not to exceed $600,000 per annum.

Arthur Spector, Chairman and Chief Executive Officer of Millstream II, said, “This agreement illustrates the great confidence the shareholder of Sprinturf has in the merger. Sprinturf’s shareholder has agreed to link the consideration she receives to the future financial performance of the company. We believe that the merger will be beneficial to all parties and, based on Sprinturf’s current industry position and business opportunities, will result in increased value to all shareholders.”

ABOUT SPRINTURF

Sprinturf is a developer, marketer and installer of synthetic turf systems for athletic fields and other related products for residential and commercial landscaping applications. Sprinturf was founded in 1999 and is based in Wayne, Pennsylvania. Sprinturf believes that its patented essentially all-rubber infill synthetic turf system is comparable to a natural grass playing field in pristine condition. Sprinturf sells and installs its UltrabladeTM synthetic turf systems on high school, college and professional sports athletic fields, privately owned athletic fields and other municipal and government properties including playgrounds and military bases. Sprinturf’s customers include the Philadelphia Eagles; Major League Soccer team D.C. United; NCAA Division I universities including The Ohio State University, UCLA, Utah State University, Auburn University and the University of Pennsylvania; and over 150 high school fields across the country.

Sprinturf also develops and sells synthetic turf and related synthetic products to the residential and commercial landscaping markets. Examples of applications for these products include residential lawns, playgrounds, office parks, median strips and airport groundcover.

ABOUT MILLSTREAM II

Millstream II, based in Wayne, Pennsylvania, was incorporated in September 2004 to acquire an operating business in North America. Millstream II’s initial public offering became effective December 17, 2004 and was consummated on December 23, 2004. In its initial public offering Millstream II received net proceeds of $27.6 million through the sale of 4.6 million units at $6.00 per unit. Each unit was comprised of one share of Millstream II common stock and two warrants, each with an exercise price of $5.00 per share. As of September 30, 2006, Millstream II held approximately $25.0 million in a trust account maintained by an independent trustee, which will be released upon the consummation of a business combination.

The audited and unaudited financial statements of Millstream II can be found on the Securities and Exchange Commission Web site (http://www.sec.gov) within Millstream II's 10-KSB and 10-QSB filings for the relevant periods.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Millstream II, Sprinturf and their combined business after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Millstream II's and Sprinturf's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; changes in market acceptance of synthetic turf as a viable alternative to natural turf; the seasonality of Sprinturf’s business; inquiries and investigations and related litigation; fluctuations in customer demand; management of rapid growth; intensity of competition; as well as other relevant risks detailed in Millstream II's filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended September 30, 2006. The information set forth herein should be read in light of such risks. Neither Millstream II nor Sprinturf assumes any obligation to update the information contained in this press release.

ADDITIONAL INFORMATION

Millstream II stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Copies of filings by Millstream II, which will contain information about Millstream II and Sprinturf, will be available without charge, when filed, at the Securities and Exchange Commission's internet site (http://www.sec.gov). And when filed will be available from Millstream, without charge, by directing a request to Millstream II Acquisition Corporation, 435 Devon Park Drive, Building 400, Wayne, PA 19087.